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                                                                      EXHIBIT 20

                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                          COLLECTION PERIOD: APRIL 2001



DISTRIBUTION DATE:
                     05/21/01

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STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                    Per $1,000 of Original
                                                                                                       Class A/Class B
                                                                                                           Amounts
                                                                                                   -----------------------

      (i)       Principal Distribution
                ----------------------
                     Class A-1                                                            $0.00             $0.000000
                     Class A-2                                                            $0.00             $0.000000
                     Class A-3                                                   $29,450,450.01            $66.932841
                     Class A-4                                                            $0.00             $0.000000
                     Class B Amount                                                       $0.00             $0.000000

     (ii)       Interest Distribution
                ----------------------
                     Class A-1                                                            $0.00             $0.000000
                     Class A-2                                                            $0.00             $0.000000
                     Class A-3                                                      $533,703.79             $1.212963
                     Class A-4                                                    $1,051,830.00             $4.350000
                     Class B Amount                                                 $382,415.48             $4.683333

    (iii)       Monthly Servicing Fee                                               $372,976.43
                ---------------------
                     Monthly Supplemental Servicing Fee                                   $0.00

     (iv)       Class A-1 Principal Balance (end of Collection Period)                    $0.00
                Class A-1 Pool Factor (end of Collection Period)                      0.000000%
                Class A-2 Principal Balance (end of Collection Period)                    $0.00
                Class A-2 Pool Factor (end of Collection Period)                      0.000000%
                Class A-3 Principal Balance (end of Collection Period)           $94,666,709.48
                Class A-3 Pool Factor (end of Collection Period)                    21.5151612%
                Class A-4 Principal Balance (end of Collection Period)          $241,800,000.00
                Class A-4 Pool Factor (end of Collection Period)                    100.000000%
                Class B Principal Balance (end of Collection Period)             $81,654,551.40
                Class B Pool Factor (end of Collection Period)                      100.000000%

      (v)       Pool Balance (end of Collection Period)                         $418,121,260.88

     (vi)       Interest Carryover Shortfall
                ----------------------------
                     Class A-1                                                            $0.00             $0.000000
                     Class A-2                                                            $0.00             $0.000000
                     Class A-3                                                            $0.00             $0.000000
                     Class A-4                                                            $0.00             $0.000000
                     Class B                                                              $0.00             $0.000000

                Principal Carryover Shortfall
                -----------------------------
                     Class A-1                                                            $0.00             $0.000000
                     Class A-2                                                            $0.00             $0.000000
                     Class A-3                                                            $0.00             $0.000000
                     Class A-4                                                            $0.00             $0.000000
                     Class B                                                              $0.00             $0.000000

    (vii)       Balance of the Reserve Fund Property (end of Collection Period)
                     Class A Amount                                              $34,232,234.44
                     Class B Amount                                                       $0.00

   (viii)       Aggregate Purchase Amount of Receivables repurchased by the
                  Seller or the Servicer                                         $33,068,031.35

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